UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 2, 2005

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

(Exact Name of Registrant as Specified in Charter)

South Dakota	333-75804	46-0462968
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Caspian Avenue, Post Office Box 500 Volga, South Dakota		57071
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (605) 627-9240

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)                                  South Dakota Soybean Processors, LLC (“SDSP”) has announced the appointment of James A. Seurer, age 41, to the position of Chief Financial Officer beginning March 14, 2005.

Since 2002, Mr. Seurer has worked for the Red Rocks Federal Credit Union in Highland Ranch, Colorado as its Vice President and Chief Financial Officer.  From 1999 to 2002, Mr. Seurer worked at the National Credit Union Association as a problem case officer and principal federal examiner.  From 1998 to 1999, Mr. Seurer served as a financial institutions examiner for the State of Colorado, Division of Financial Services.  Mr. Seurer received a bachelor’s degree from Northern State University in Aberdeen in 1984.

Mr. Seurer will be an at-will employee of SDSP with a starting salary of $100,000 per year.  Mr. Seurer is entitled to participate in SDSP’s established profit-based incentive plan and benefit plans and two weeks of vacation time in 2005 with four weeks thereafter.  In addition, Mr. Seurer is eligible for reimbursement of relocation expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2005	By	/s/ Marvin Hope
Marvin Hope
	Its	President